UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2012

CIRCUS AND ELDORADO JOINT VENTURE SILVER LEGACY CAPITAL CORP.

(Exact names of registrants as specified in their charters)

Nevada		88-0310787
Nevada	333-87202	71-0868362
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

407 North Virginia Street, Reno, Nevada 89501

(Address of principal executive offices, including ZIP code)

Registrant’s telephone number, including area code (800) 687-7733

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 13, 2012, Circus and Eldorado Joint Venture (the “Partnership”) announced that it is terminating its previously announced offering of senior secured notes due 2020 and cash tender offer (the “Tender Offer”) for any and all of the Partnership’s outstanding 10  1/8% Mortgage Notes due 2012 (the “2012 Notes”). The Partnership is pursuing other sources of financing and is in continuing discussions with its note holders regarding a restructuring of its obligations under the 2012 Notes. All 2012 Notes tendered to the Partnership will be promptly returned to the tendering holders. A copy of the press release is being furnished as Exhibit 99.1 hereto and is hereby incorporated by reference to this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.1	Press Release dated February 13, 2012, regarding the termination of the offering and the tender offer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012

CIRCUS AND ELDORADO JOINT VENTURE

By:	/s/ Gary L. Carano
Gary L. Carano
Chief Executive Officer

SILVER LEGACY CAPITAL CORP.

By:	/s/ Gary L. Carano

Gary L. Carano
Chief Executive Officer